Exhibit 32.2

Written Statement of Vice Chairman and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the Vice Chairman and Chief Financial Officer of Orbital Sciences Corporation (the “Company”), hereby certifies that, to his knowledge, on the date hereof:

(a)
the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2011 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Garrett E. Pierce
Garrett E. Pierce
Vice Chairman and Chief Financial Officer
April 28, 2011

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.